Free Writing Prospectus
                                                      Filed pursuant to Rule 433
                                  Registration Nos. 333-181466 and 333-181466-01


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*PRICED* $50.491+MM GEMNT CLASS B BOND SOLE LEAD : RBS

TRUST ISSUE  CLS $SIZE-MM   M/F    WAL   EFIN   LFIN   BNCH    SPD  DM  $PX
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GEMNT 2012-4  B   50.491+   A2/A+  2.8  06/15  06/18  1mLibor+ 85   70  $100.418
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EXPECTED SETTLE: 8/29, bonds will settle with accrued interest
ERISA ELIGIBLE : YES
OFFERING TYPE  : SEC REGISTERED

IMPORTANT NOTICE

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, RBS will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbs.com